EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-31064, 333-64986, 333-55402, 333-87504 and 333-135340) on Forms S-8 of j2 Global Communications, Inc. of our report dated February 18, 2008 relating to our audit of the consolidated financial statements, and the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of j2 Global Communications, Inc. for the year ended December 31, 2007.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 18, 2008